Exhibit 99.1

FOR IMMEDIATE RELEASE WEDNESDAY, AUGUST 1, 2007	COMPANY CONTACTS: Ryan Bowie Vice President and Treasurer (312) 658-5766

STRATEGIC HOTELS & RESORTS REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

BEE reports strong financial results; settles New Orleans insurance claim; acquires boutique Paris hotel; agrees to joint venture with GIC; and reaffirms full-year guidance

CHICAGO – August 1, 2007 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the second quarter ended June 30, 2007.

Second Quarter Financial Highlights & Events

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Comparable funds from operations (FFO) was $0.53 per diluted share, an increase of 26 percent over $0.42 in the prior year. Residential activity contributed a total of $3.8 million to FFO or $0.05 per diluted share.

•	Quarterly Comparable EBITDA was $79.0 million, an increase of 61 percent over $48.9 million in the prior year. Residential activity contributed a total of $6.4 million to EBITDA.

•

North American same store total revenue per available room (Total RevPAR) increased 8.7 percent and revenue per available room (RevPAR) increased 8.2 percent. Growth was driven by an 8.1 percent increase in the average daily rate (ADR).

•	Total North American Total RevPAR increased 6.6 percent and RevPAR increased 6.4 percent. Growth was driven by a 6.8 percent increase in ADR.

•	Total North American gross operating profit margins expanded 150 basis points. North American same store EBITDA margins contracted 40 basis points.

•	Total European Total RevPAR increased 15.4 percent and RevPAR increased 14.7 percent, driven by a 17.6 percent increase in ADR.

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The company closed on an offering of $180 million of 3.50 percent exchangeable senior notes due 2012. Net proceeds from the sale of the notes were approximately $175.9 million, after deducting the initial purchasers’ discounts and commissions and offering expenses. In connection with the offering, the company used approximately $9.9 million of net proceeds to enter into a capped call transaction to increase the effective exchange premium of the notes from 20 percent to 40 percent, and separately repurchased approximately $25 million of common stock.

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The company entered into a joint venture agreement with the real estate investment company of the Government of Singapore Investment Corporation Pte Ltd. (GIC RE). Under the agreement, GIC RE’s affiliate will acquire a 49 percent interest in the company’s InterContinental Chicago and Hyatt Regency La Jolla hotels. Additionally, the joint venture will enter into a long-term asset management and other services agreements with Strategic Hotels & Resorts. The transaction, with a gross aggregate value of $450 million, is expected to close during the third quarter.

•	The company amended its $415 million revolving credit facility increasing the capacity to $500 million.

Subsequent Events

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On August 1, the company reached an agreement with its insurers to settle its claim on the Hyatt Regency New Orleans, damaged by Hurricane Katrina on August 29, 2005, for $143 million, net of deductible. The financial impact to the company is subject to final determination of outstanding issues including: payments to Hyatt as the property’s manager; potential tax liabilities; potential impairment of the property value; accounting treatment of continuing expenses at the property; and the related impact of the defeasance of the property’s mortgage financing.

•

The company closed on the acquisition of the Hotel Le Parc in Paris on July 31, a 116-room, unbranded hotel for €66.5 million ($91.0 million) from Accor SA. Concurrently, the company entered into a management agreement with Marriott International to operate the hotel under the Renaissance brand.

Laurence Geller, chief executive officer, commented, “Our results through the first half of 2007 are reflective of the continued successful execution of our capital and asset management programs. Total customer spending, which includes food and beverage and other non-room related purchases, increased substantially at all of our properties. Favorable forward meetings schedules in regions such as Chicago, San Francisco, Miami, Mexico City and Europe, are indicative of the continued positive trends in all our properties. We anticipate we will receive settlement on the insurance related to the Hyatt Regency New Orleans and will complete our joint venture with GIC RE during the third quarter. In addition, the third quarter purchase of the Paris property represents a furthering of our European presence. These accomplishments are indicative of the execution of strategies developed to enhance our ability to achieve the long-term results demanded by our management team and expected by our shareholders.”

Operating Results

The company reported net income available to common shareholders of $11.9 million, or $0.16 per diluted share for the second quarter of 2007, compared to net income of $11.7 million, or $ 0.18 per diluted share, for the second quarter of 2006.

For the six-month period ending June 30, 2007, the company reported net income available to common shareholders of $2.3 million, or $0.03 per diluted share, compared with net income available to common shareholders of $10.3 million, or $0.17 per diluted share, in the prior period.

Adjusted EBITDA for the second quarter of 2007 was $77.1 million, compared to $47.8 million for the second quarter of 2006. Excluding loss on early extinguishment of debt of $0.2 million, loss on sale of assets of $0.2 million, loss on foreign exchange of $1.9 million and a benefit related to the previous termination of the management agreement at the Marriott Rancho Las Palmas of $0.5 million, Comparable EBITDA was $79.0 million for the quarter. This compares with Comparable EBITDA of $48.9 million for the second quarter of 2006 which excludes the loss on foreign exchange of $0.6 million, a benefit related to the termination of the management agreement at the Marriott Rancho Las Palmas of $0.7 million and planning costs related to the New Orleans Jazz District of $1.1 million.

For the six-month period ending June 30, 2007, Adjusted EBITDA was $127.7 million compared to $74.8 million in the prior year period. Excluding loss on early extinguishment of debt of $4.5 million, loss on foreign exchange of $3.3 million, planning costs related to the New Orleans Jazz District of $0.2 million, loss on sale of assets of $0.2 million and a benefit related to the previous termination of the management agreement at the Marriott Rancho Las Palmas of $0.4 million, Comparable EBITDA was $135.5 million for the six-month period. This compares with Comparable EBITDA of $86.3 million for the prior period which excludes loss on foreign exchange of $0.3 million, planning costs related to the New Orleans Jazz District of $1.5 million and costs related to the termination of the management agreement at the Marriott Rancho Las Palmas of $9.7 million.

FFO in the second quarter of 2007 was $38.8 million, or $0.51 per diluted share, compared to $27.8 million, or $0.41 per diluted share in the second quarter of 2006. Excluding loss on early extinguishment of debt of $0.2 million, loss on foreign exchange of $1.3 million and a benefit related to the previous termination of the management agreement at the Marriott Rancho Las Palmas of $0.3 million, Comparable FFO for the second quarter of 2007 was $39.9 million, or $0.53 per diluted share. This compares with $28.7 million, or $0.42 per diluted share, for the second quarter of 2006 which excludes loss on foreign exchange of $0.6 million, planning costs related to the New Orleans Jazz District net of tax benefits of $0.7 million and a benefit related to the termination of the management agreement at the Marriott Rancho Las Palmas of $0.4 million.

For the six-month period ending June 30, 2007, FFO was $55.3 million, or $0.72 per diluted share, compared to $41.5 million, or $0.66 per diluted share, in the prior period. Excluding planning costs and the related tax benefits attributable to the Hyatt Regency New Orleans Jazz District of $0.2 million, loss on foreign exchange of $2.6 million, loss on early extinguishment of debt of $4.5 million and a benefit related to the termination of the management agreement at the Marriott Rancho Las Palmas of $0.2 million, Comparable FFO was $62.4 million, or $0.82 per diluted share, for the six-month period. This compares with Comparable FFO of $48.7 million, or $0.77 per diluted share, for the prior period which excludes planning costs and the related tax benefits of $1.0 million attributable to the Hyatt Regency New Orleans Jazz District, loss on foreign exchange of $0.3 million and a loss related to the termination of the management agreement at the Marriott Rancho Las Palmas of $5.9 million.

North American same store Total RevPAR increased 8.7 percent during the second quarter of 2007 over the prior period in 2006, driven by 9.8 percent growth in non-room revenues and 8.2 percent growth in RevPAR. Same store ADR grew 8.1 percent. For the six-month period ending June 30, 2007, Total RevPAR increased 8.9 percent and RevPAR increased 8.8 percent over the prior period.

Total North American Total RevPAR increased 6.6 percent during the second quarter of 2007 over the prior period in 2006, driven by 7.4 percent growth in non-room revenues and 6.4 percent growth in RevPAR. Total North American ADR grew 6.8 percent. For the six-month period ending June 30, 2007, Total RevPAR increased 6.7 percent and RevPAR increased 7.0 percent over the prior period.

Total European Total RevPAR for the second quarter of 2007 increased 15.4 percent over the first quarter of 2006, due to 16.9 percent growth in non-room revenues and 14.7 percent growth in RevPAR. RevPAR growth was driven by a 17.6 percent increase in ADR. For the six-month period ending June 30, 2007, Total RevPAR increased 17.8 percent and RevPAR increased 17.9 percent over the prior period.

Total North American gross operating profit margins expanded 150 basis points in the second quarter of 2007 compared to the prior period in 2006. North American same store EBITDA margins contracted 40 basis points in the second quarter of 2007 compared to the prior period in 2006. EBITDA margin contraction was principally driven by one-time contracted management agreement base fee increases and year-over-year increases in insurance and real estate tax expenses.

“Same store” hotel comparisons for the second quarter 2007 are derived from the company’s North American portfolio at June 30, 2007, consisting of properties held for five or more quarters, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, same store comparisons contain 11 properties and exclude the unconsolidated Hotel del Coronado; the Hyatt Regency New Orleans, which was taken out of service on August 29, 2005 due to damage resulting from Hurricane Katrina; the Westin St. Francis, acquired on June 1, 2006; the Ritz-Carlton Laguna Niguel, acquired on July 7, 2006; and the Fairmont Scottsdale Princess, acquired on September 1, 2006.

“Same store” hotel comparisons for the six-month period-over-period are derived from the company’s North American portfolio at June 30, 2007 consisting of properties held for six or more quarters, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, same store comparisons contain 10 properties and exclude the Four Seasons Washington, D.C. (acquired on March 1, 2006), the Hotel del Coronado, the Hyatt Regency New Orleans, the Westin St. Francis, the Ritz-Carlton Laguna Niguel, and the Fairmont Scottsdale Princess.

Total North American hotel comparisons are derived from the company’s hotel portfolio at June 30, 2007, consisting of properties in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, total North American portfolio comparisons contain 14 properties and exclude the Hotel del Coronado and the Hyatt Regency New Orleans. Period-over-period comparisons for the total North American portfolio are calculated using full period results which may include prior ownership periods.

Total European hotel comparisons are derived from the company’s European owned and leased hotel properties at June 30, 2007 consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, the Marriott Hamburg, and the InterContinental Prague.

Residential Activity

The joint venture that owns the Beach Village development at the Hotel del Coronado, of which the company owns a 45% interest, closed sales on 11 of the 36 total hotel condominium units generating $46.7 million of venture proceeds during the quarter ended June 30, 2007. The sales, which were at an average price of approximately $2,300 per square foot, contributed $6.6 million of EBITDA and $4.1 million of FFO to the company’s second quarter results.

Acquisition Activity

The company closed on the acquisition of the Hotel Le Parc, a 116-room historic hotel for €66.5 million ($91.0 million) from Accor SA. The hotel is located in a growing market—the heart of Paris, Europe’s largest hotel market – in the 16th Arrondissement proximate to the Tracedero, and within walking distance of the Arc de Triomphe and the Eiffel Tower.

In connection with the acquisition, the company will reposition the hotel under the Renaissance brand and entered into a management agreement with Marriott International. Marriott will provide operating support through a performance guarantee. The company anticipates launching a multi-year capital program to reposition this historically under-managed and underperforming asset. Initial capital improvements will reduce short-term contributions to operating results and the company forecasts a period of ramp-up after the change of brands.

Management believes there are significant value-enhancement master plan opportunities at the hotel in addition to the brand change. These would include a complete room renovation, reconfiguration of the existing internal courtyard into flexible outdoor space, a food and beverage outlet enhancement and the implementation of the company’s proprietary operating systems.

Chief executive officer, Laurence Geller, commented, “To have acquired this unique asset with tremendous upside in one of Europe’s best hotel markets with its extraordinarily high barriers to entry, exemplifies a target opportunity for our company and allows us to utilize all of our panoply of skill sets to extract the maximum value. Paris has experienced double digit RevPAR growth and is still at its recovery stage in the cycle. We believe a well-executed master plan, in addition to the Renaissance brand and Marriott system, will position this hotel as a leader in its market for many years to come.”

Quarterly Distribution

The Board of Directors previously declared on May 31, 2007 a quarterly dividend of $0.24 per share of common stock, payable to shareholders of record as of the close of business Tuesday, June 26, 2007. The dividend was paid on July 10, 2007. Additionally, for shareholders of record as of June 15, 2007, the Board declared a quarterly dividend of $0.53125 per share of 8.50 percent Series A Cumulative Redeemable Preferred Stock, $0.51563 per share of 8.25 percent Series B Cumulative Redeemable Preferred Stock, and $0.51563 per share of 8.25 percent Series C Cumulative Redeemable Preferred Stock. The preferred stock dividends were paid on June 29, 2007.

2007 Outlook

Management is raising the low end of the range for full year 2007 guidance and adjusting for completed and anticipated residential sales and the estimated impact of the Hyatt Regency New Orleans insurance settlement and continuing expenses that were previously excluded from guidance.

For the full year 2007, the company anticipates that Comparable EBITDA will be in the range of $270.6 million to $275.6 million, Comparable FFO will be in the range of $123.1 million to $128.1 million, and Comparable FFO per diluted share in the range of $1.61 to $1.67. Guidance includes the contribution of $13.1 million in Comparable EBITDA, $7.6 million in Comparable FFO or $0.10 per diluted share from residential sales. Guidance additionally includes a reduction in Comparable EBITDA of $4.7 million and Comparable FFO of $0.06 per diluted share as a result of continued operating and refinancing costs related to the Hyatt Regency New Orleans. The table below provides a reconciliation of Comparable EBITDA and Comparable FFO per diluted share to previous guidance figures.

Full-Year 2007 Guidance Year Ending December 31	Comparable EBITDA (in millions)	Comparable FFO per Share
Previous Guidance	$260.7 to $267.2	$1.55 to $1.63
Residential Contribution	13.1	0.10
Hyatt New Orleans Adjustment	(4.7)	(0.06)
Adjustment to Low End	1.5	0.02
Revised Guidance	$270.6 to $275.6	$1.61 to $1.67

The company’s third quarter and full-year guidance includes the following assumptions:

•	Unchanged guidance for North American same store and total North American Total RevPAR and RevPAR growth:

–	The company expects 2007 North American same store Total RevPAR growth to be in the range of 6.5 percent to 7.5 percent, and RevPAR growth to be in the range of 7.5 percent to 8.5 percent.

–	The company expects 2007 total North American Total RevPAR growth to be in the range of 6.5 percent to 7.5 percent, and RevPAR growth to be in the range of 8.0 percent to 9.0 percent. The total North American portfolio includes all consolidated North American properties as of January 1, 2007.

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Residential sales contributing $13.1 million in Comparable EBITDA and $7.6 million of Comparable FFO, or approximately $0.10 per diluted share, for the full year. Residential sales contributed $6.4 million in Comparable EBITDA and $3.8 million in Comparable FFO, or $0.05 per diluted share in the first half of 2007.

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$143 million settlement of the insurance claim at the Hyatt Regency New Orleans out of which the company would receive $75 million, net of previously disbursed insurance payments, and estimated payments to Hyatt as manager of the hotel. The company has not made a final determination for the use of proceeds, payments to third parties, and ultimate plans for the property. As a result, this estimate is preliminary and subject to change. Upon settlement, the company will begin recognizing property-level operating expenses that were formerly offset through the recording of an insurance receivable. As a consequence of repaying the debt related to the hotel, and estimating operating costs for the remainder of 2007, guidance includes a reduction in Comparable EBITDA and Comparable FFO of approximately $4.7 million or $0.06 per share during the second half of 2007.

•	Closing of the joint venture sale to GIC RE in August 2007.

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Defeasance of the approximately $200 million fixed rate CMBS loan currently encumbering the Hyatt Regency in New Orleans, La Jolla and Phoenix. The loan is expected to be defeased in August 2007 at a cost of approximately $8.0 million.

•	Closing of the Le Parc acquisition on July 31, 2007. No acquisitions are assumed during the remainder of 2007.

The following tables reconcile projected 2007 net income to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Income	$6.0	$11.0
Depreciation and Amortization	100.3	100.3
Realized Portion of Deferred Gain on Sale Leasebacks	(4.6)	(4.6)
Deferred Tax on Realized Portion of Deferred Gain	1.4	1.4
Minority Interests	0.6	0.6
Adjustments from Consolidated Affiliates	(3.0)	(3.0)
Adjustments from Unconsolidated Affiliates	6.7	6.7
Loss on Early Extinguishment of Debt	12.5	12.5
Other Adjustments	3.2	3.2

Comparable FFO	$123.1	$128.1
Comparable FFO per Diluted Share	$1.61	$1.67

	Low Range	High Range
Net Income	$6.0	$11.0
Depreciation and Amortization	100.3	100.3
Interest Expense	88.2	88.2
Income Taxes	13.0	13.0
Minority Interests	0.6	0.6
Adjustments from Consolidated Affiliates	(7.1)	(7.1)
Adjustments from Unconsolidated Affiliates	28.6	28.6
Preferred Shareholder Dividends	29.8	29.8
Loss on Early Extinguishment of Debt	12.5	12.5
Realized Portion of Deferred Gain on Sale Leasebacks	(4.6)	(4.6)
Other Adjustments	3.3	3.3

Comparable EBITDA	$270.6	$275.6

Third Quarter 2007 Guidance

For the third quarter of 2007, the company anticipates that Comparable EBITDA will be in the range of $65.1 million to $67.6 million, Comparable FFO will be in the range of $27.1 million to $29.6 million, and Comparable FFO per diluted share in the range of $0.36 to $0.39. Guidance includes the contribution of $4.0 million in Comparable EBITDA, $2.3 million in Comparable FFO or $0.03 per share from residential sales. Guidance additionally includes a reduction in Comparable EBITDA and Comparable FFO of $1.6 million or $0.02 per diluted share as a result of continued operating and refinancing costs related to the Hyatt Regency New Orleans.

The company expects third quarter 2007 North American same store Total RevPAR growth to be in the range of 7.5 percent to 8.5 percent, and third quarter 2007 RevPAR growth to be in the range of 8.5 percent to 9.5 percent.

The company expects third quarter 2007 total North American Total RevPAR growth to be in the range of 7.0 percent to 8.0 percent, and third quarter 2007 RevPAR growth to be in the range of 8.0 percent to 9.0 percent.

The following tables reconcile projected third quarter 2007 net income to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Loss	$(5.4)	(3.0)
Depreciation and Amortization	24.2	24.2
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Deferred Tax on Realized Portion of Deferred Gain	0.4	0.4
Minority Interests	0.1	0.2
Adjustments from Consolidated Affiliates	(0.6)	(0.6)
Adjustments from Unconsolidated Affiliates	1.5	1.5
Loss on Early Extinguishment of Debt	8.0	8.0

Comparable FFO	$27.1	$29.6
Comparable FFO per Diluted Share	$0.36	$0.39

	Low Range	High Range
Net Loss	$(5.4)	$(3.0)
Depreciation and Amortization	24.2	24.2
Interest Expense	22.9	22.9
Income Taxes	2.6	2.6
Minority Interests	0.1	0.2
Adjustments from Consolidated Affiliates	(1.6)	(1.6)
Adjustments from Unconsolidated Affiliates	7.9	7.9
Preferred Shareholder Dividends	7.5	7.5
Loss on Early Extinguishment of Debt	8.0	8.0
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)

Comparable EBITDA	$65.1	$67.6

Earnings Call

The company will conduct its second quarter 2007 conference call for investors and other interested parties on Thursday, August 2 at 12:00 p.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at (866) 293-8970 (toll international: (913) 312-1230). To participate on the web cast, log on to www.strategichotels.com or www.earnings.com 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 3:00 p.m. ET on August 2, 2007, through 12:00 midnight ET on August 9, 2007. To access the replay, dial (888) 203-1112 (toll international: (719) 457-0820) and request replay pin number 3414135. A replay of the call will also be available on the Internet at www.strategichotels.com or www.earnings.com for 30 days after the call.

The company produces supplemental financial data that includes detailed information regarding the operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the investor relations section.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in North America, Mexico and Europe. The company currently has ownership interests in 20 properties with an aggregate of 10,048 rooms. For a list of current properties and for further information, please visit the company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection and ultimate application of insurance proceeds agreed to with the Company’s insurers for the New Orleans property claim; the extent to which an impairment is recorded with respect to the New Orleans property; the ongoing restoration and rehabilitation of the New Orleans property and the accounting treatment of ongoing expenses incurred at the property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s current filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Rooms	$137,765	$83,277	$264,402	$150,195
Food and beverage	88,132	51,196	168,945	91,654
Other hotel operating revenue	27,680	14,163	53,846	25,766

	253,577	148,636	487,193	267,615
Lease revenue	5,689	3,968	10,101	7,769

Total revenues	259,266	152,604	497,294	275,384

Operating Costs and Expenses:
Rooms	32,558	20,053	64,125	35,992
Food and beverage	58,069	34,980	113,350	63,091
Other departmental expenses	61,073	36,793	121,819	68,708
Management fees	10,611	4,969	19,333	8,591
Other hotel expenses	16,368	9,586	33,091	17,072
Lease expense	3,886	3,395	7,666	6,619
Depreciation and amortization	26,040	14,594	51,589	27,465
Corporate expenses	8,062	6,916	15,179	12,589

Total operating costs and expenses	216,667	131,286	426,152	240,127

Operating income	42,599	21,318	71,142	35,257

Interest expense	(20,877)	(7,288)	(41,874)	(14,476)
Interest income	873	1,267	1,800	2,421
Loss on early extinguishment of debt	(160)	—	(4,479)	—
Equity in earnings (losses) of joint ventures	4,556	672	1,673	(947)
Foreign currency exchange (loss) gain	(2,015)	27	(3,670)	(28)
Other (expenses) income, net	(60)	1,037	(217)	2,706

Income before income taxes, minority interests and discontinued operations	24,916	17,033	24,375	24,933
Income tax expense	(5,282)	(1,207)	(6,574)	(2,871)
Minority interest in SHR’s operating partnership	(250)	(247)	(224)	(540)
Minority interest in consolidated affiliates	(181)	(593)	(603)	(789)

Income from continuing operations	19,203	14,986	16,974	20,733
Income (loss) from discontinued operations, net of tax and minority interests	158	2,636	290	(828)

Net income	19,361	17,622	17,264	19,905
Preferred shareholder dividends	(7,462)	(5,914)	(14,924)	(9,620)

Net income available to common shareholders	$11,899	$11,708	$2,340	$10,285

Basic Income (Loss) Per Share:
Income from continuing operations available to common shareholders per share	$0.16	$0.14	$0.03	$0.18
Income (loss) from discontinued operations per share	—	0.04	—	(0.01)

Net income available to common shareholders per share	$0.16	$0.18	$0.03	$0.17

Weighted-average common shares outstanding	74,833	66,187	75,341	60,750

Diluted Income (Loss) Per Share:
Income from continuing operations available to common shareholders per share	$0.16	$0.14	$0.03	$0.18
Income (loss) from discontinued operations per share	—	0.04	—	(0.01)

Net income available to common shareholders per share	$0.16	$0.18	$0.03	$0.17

Weighted-average common shares outstanding	75,014	66,387	75,561	60,950

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2007	December 31, 2006
Assets
Property and equipment	$2,711,183	$2,644,120
Less accumulated depreciation	(318,236)	(268,991)

Net property and equipment	2,392,947	2,375,129

Goodwill	425,993	421,516
Intangible assets, net of accumulated amortization of $2,237 and $3,166	45,855	45,793
Investment in joint ventures	72,428	71,349
Cash and cash equivalents	114,237	86,462
Restricted cash and cash equivalents	61,078	73,400
Accounts receivable, net of allowance for doubtful accounts of $721 and $809	86,758	70,282
Deferred financing costs, net of accumulated amortization of $2,588 and $2,194	17,243	10,701
Deferred tax assets	40,350	43,555
Other assets	76,136	57,522

Total assets	$3,333,025	$3,255,709

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$1,385,470	$1,442,865
Exchangeable senior notes, net of discount	179,145	—
Bank credit facility	117,000	115,000
Accounts payable and accrued expenses	189,961	186,293
Distributions payable	18,371	18,175
Deferred tax liabilities	23,482	24,390
Deferred gain on sale of hotels	107,753	107,474
Insurance proceeds received in excess of insurance recoveries receivable	34,305	20,794

Total liabilities	2,055,487	1,914,991

Minority interests in SHR’s operating partnership	11,909	12,463
Minority interests in consolidated affiliates	4,161	10,965

Shareholders’ equity:
8.5% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,000,000 shares issued and outstanding; liquidation preference $25.00 per share)	97,553	97,553
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	138,940
Common shares ($0.01 par value; 150,000,000 common shares authorized; 74,351,799 and 75,406,727 common shares issued and outstanding, respectively)	742	753
Additional paid-in capital	1,198,084	1,224,400
Accumulated deficit	(305,413)	(265,435)
Accumulated other comprehensive income	20,787	10,304

Total shareholders’ equity	1,261,468	1,317,290

Total liabilities and shareholders’ equity	$3,333,025	$3,255,709

Discontinued Operations

The results of operations of hotels sold or held for sale have been classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. On July 14, 2006, we sold the Marriott Rancho Las Palmas for $54.8 million. On September 7, 2006, we sold the Hilton Burbank Airport and Convention Center for $123.3 million. The following is a summary of income (loss) from discontinued operations for the three and six months ended June 30, 2007 and 2006 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Hotel operating revenues	$—	$16,668	$—	$34,910

Operating costs and expenses	(158)	12,264	(286)	35,812
Depreciation and amortization	—	893	—	2,535

Total operating costs and expenses	(158)	13,157	(286)	38,347

Operating income (loss)	158	3,511	286	(3,437)
Interest expense	—	(638)	—	(1,300)
Interest income	—	42	4	100
Other expenses, net	—	—	—	(1)
Income tax (expense) benefit	—	(200)	—	3,700
Loss on sale	—	(35)	—	(22)
Minority interest (expense) benefit	—	(44)	—	132

Income (loss) from discontinued operations	$158	$2,636	$290	$(828)

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006 we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting. Our equity in losses of the joint venture amounted to $1.5 million and $36,000 for the three months ended June 30, 2007 and 2006, respectively, and $4.2 million and $1.5 million for the six months ended June 30, 2007 and for the period from January 9, 2006 to June 30, 2006, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,	Period from January 9, to June 30,
	2007	2006	2007	2006
Total revenues (100%)	$34,076	$33,909	$64,574	$61,106
Property EBITDA (100%)	$12,230	$13,610	$22,102	$23,027
Equity in loss of joint venture (SHR 45% ownership)
Property EBITDA (45%)	$5,504	$6,125	$9,946	$10,362
Depreciation and amortization	(1,492)	(1,157)	(3,453)	(2,455)
Loss on sale of assets	(243)	—	(243)	—
Interest expense	(5,363)	(4,934)	(10,396)	(9,233)
Other (expense) income, net	(28)	80	(78)	—
Income taxes	125	(150)	30	(150)

Equity in loss of joint venture	$(1,497)	$(36)	$(4,194)	$(1,476)

EBITDA Contribution from investment in Hotel del Coronado
Equity in loss of joint venture	$(1,497)	$(36)	$(4,194)	$(1,476)
Depreciation and amortization	1,492	1,157	3,453	2,455
Interest expense	5,363	4,934	10,396	9,233
Income taxes	(125)	150	(30)	150

EBITDA Contribution for investment in Hotel del Coronado	$5,233	$6,205	$9,625	$10,362

FFO Contribution from investment in Hotel del Coronado
Equity in loss of joint venture	$(1,497)	$(36)	$(4,194)	$(1,476)
Depreciation and amortization	1,492	1,157	3,453	2,455

FFO Contribution for investment in Hotel del Coronado	$(5)	$1,121	$(741)	$979

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity Date
CMBS Mortgage and Mezzanine	7.40%	208 bp	$610,000	January 2008	(a)
Revolving Credit Facility	7.82%	250 bp	17,523	January 2008	(a)
Construction Loan	7.82%	250 bp	—	February 2008	(b)

			$627,523

(a)	The joint venture has an option to extend the maturity date to January 2011.
(b)	The joint venture has an option to extend the maturity date to February 2009.

Cap	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan Cap	5.0% to January 2008 5.5% January 2008 to maturity	$630,000	January 2009

Summary of Residential Activity

(in thousands)

On January 9, 2006 we purchased a 45% interest in a joint venture that owns the North Beach Venture development adjacent to the Hotel del Coronado. We account for this investment using the equity method of accounting. Our equity in earnings of the joint venture amounted to $6.3 million and $41,000 for the three months ended June 30, 2007 and 2006, respectively, and $6.2 million and $41,000 for the six months ended June 30, 2007 and for the period from January 9, 2006 to June 30, 2006, respectively. We own a 31% interest in a joint venture that is developing the Four Seasons Residence Club Punta Mita (RCPM) adjacent to the Four Seasons Punta Mita Resort. We account for this investment using the equity method of accounting. Our equity in (losses) earnings of the joint venture amounted to $(0.2) million and $0.4 million for the three months ended June 30, 2007 and 2006, respectively, and $(0.4) million and $0.3 million for the six months ended June 30, 2007 and 2006, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,	Period from January 9, to June 30,
	2007	2006	2007	2006
North Beach Venture
Hotel condominium sales (100%)	$46,672	$—	$46,672	$—
Hotel condominium cost of sales (100%)	$(31,963)	$—	$(31,963)	$—
SHR’s 45% share
Hotel condominium sales	$21,002	$—	$21,002	$—
Hotel condominium cost of sales	(14,383)	—	(14,383)	—
Other income (expense), net	1	41	(35)	41
Income taxes	(2,557)	—	(2,557)	—

SHR’s share of net income	$4,063	$41	$4,027	$41

Net income	$4,063	$41	$4,027	$41
Income taxes	2,557	—	2,557	—

EBITDA Contribution for investment in North Beach Venture	$6,620	$41	$6,584	$41

FFO Contribution for investment in North Beach Venture	$4,063	$41	$4,027	$41

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Residence Club Punta Mita (RCPM)
SHR’s 31% share
Sales	$135	$2,294	$874	$2,294

EBITDA Contribution for investment in RCPM	$(224)	$110	$(381)	$152

FFO Contribution for investment in RCPM	$(231)	$150	$(379)	$110

SHR’s share of total residential activity:
Sales	$21,137	$2,294	$21,876	$2,294

EBITDA	$6,396	$151	$6,203	$193

FFO	$3,832	$191	$3,648	$151

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net income available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding (losses) or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO—Fully Diluted, which is FFO plus minority interest expense on convertible minority interests. We also present Comparable FFO, which is FFO- Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net income available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO-Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net income or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net (loss) income available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO—Fully Diluted, EBITDA and Adjusted EBITDA.

Reconciliation of Net Income Available to Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income available to common shareholders	$11,899	$11,708	$2,340	$10,285
Depreciation and amortization—continuing operations	26,040	14,594	51,589	27,465
Depreciation and amortization—discontinued operations	—	893	—	2,535
Interest expense—continuing operations	20,877	7,288	41,874	14,476
Interest expense—discontinued operations	—	638	—	1,300
Income taxes—continuing operations	5,282	1,207	6,574	2,871
Income taxes—discontinued operations	—	200	—	(3,700)
Minority interests	250	291	224	408
Adjustments from consolidated affiliates	(632)	(1,089)	(1,660)	(2,170)
Adjustments from unconsolidated affiliates	7,096	7,306	14,175	13,864
Preferred shareholder dividends	7,462	5,914	14,924	9,620

EBITDA (a)	78,274	48,950	130,040	76,954
Realized portion of deferred gain on sale leasebacks	(1,184)	(1,105)	(2,321)	(2,157)

Adjusted EBITDA (a)	77,090	47,845	127,719	74,797

Gain on sale of assets—continuing operations	—	(18)	—	(48)
Loss on sale of assets—discontinued operations	—	35	—	22
Loss on sale of assets—unconsolidated affiliates	243	—	243	—
Foreign currency exchange loss	1,926	602	3,265	337
Termination costs—discontinued operations	(469)	(689)	(400)	9,695
Planning costs—New Orleans Jazz District	—	1,114	227	1,521
Loss on early extinguishment of debt—continuing operations	160	—	4,479	—

Comparable EBITDA	$78,950	$48,889	$135,533	$86,324

(a)	EBITDA and Adjusted EBITDA have not been adjusted for the following amounts included in net income available to common shareholders because these (losses) gains and other transactions have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•	Gain on sale of assets from continuing operations amounted to $18 for the three months ended June 30, 2006 and $48 for the six months ended June 30, 2006.

•	Loss on sale of assets from discontinued operations amounted to $35 for the three months ended June 30, 2006 and $22 for the six months ended June 30, 2006.

•	Loss on sale of assets from unconsolidated affiliates amounted to $243 for the three and six months ended June 30, 2007.

•

Foreign currency exchange losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries amounted to $1,926 and $602 for the three months ended June 30, 2007 and 2006, respectively, and $3,265 and $337 for the six months ended June 30, 2007 and 2006, respectively.

•

Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $469 and $689 for the three months ended June 30, 2007 and 2006, respectively, and $400 and $(9,695) for the six months ended June 30, 2007 and 2006, respectively.

•

Planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $1,114 for the three months ended June 30, 2006, and $227 and $1,521 for the six months ended June 30, 2007 and 2006, respectively.

•	Loss on early extinguishment of debt from continuing operations amounted to $160 and $4,479 for the three and six months ended June 30, 2007, respectively.

Reconciliation of Net Income Available to Common Shareholders to

Funds From Operations (FFO), FFO—Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income available to common shareholders	$11,899	$11,708	$2,340	$10,285
Depreciation and amortization—continuing operations	26,040	14,594	51,589	27,465
Depreciation and amortization—discontinued operations	—	893	—	2,535
Gain on sale of assets—continuing operations	—	(18)	—	(48)
Loss on sale of assets—discontinued operations	—	35	—	22
Realized portion of deferred gain on sale leasebacks	(1,184)	(1,105)	(2,321)	(2,157)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	354	330	699	646
Minority interests adjustments	(354)	(282)	(703)	(1,077)
Adjustments from consolidated affiliates	(326)	(554)	(878)	(1,136)
Adjustments from unconsolidated affiliates	1,736	1,636	3,696	3,466

FFO (b)	38,165	27,237	54,422	40,001
Convertible minority interests	604	573	927	1,485

FFO—Fully Diluted (b)	38,769	27,810	55,349	41,486
Termination costs, net of tax—discontinued operations	(286)	(425)	(244)	5,914
Planning costs, net of tax—New Orleans Jazz District	—	733	166	1,009
Foreign currency exchange loss, net of tax	1,301	602	2,640	337
Loss on early extinguishment of debt—continuing operations	160	—	4,479	—

Comparable FFO	$39,944	$28,720	$62,390	$48,746

Comparable FFO per diluted share	$0.53	$0.42	$0.82	$0.77

Weighted-average diluted shares (a)	75,990	67,709	76,537	62,999

(a)	In the second quarter of 2007, we began using the guidance prescribed by NAREIT for calculating weighted-average diluted shares. These changes had no impact on the Comparable FFO per share amounts reported in prior periods.
(b)	FFO and FFO—Fully Diluted have not been adjusted for the following amounts included in net income available to common shareholders because these (losses) gains and other transactions have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•

Termination costs, net of tax, included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $286 and $425 for the three months ended June 30, 2007 and 2006, respectively, and $244 and $(5,914) for the six months ended June 30, 2007 and 2006, respectively.

•

Planning costs, net of tax, related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $733 for the three months ended June 30, 2006, and $166 and $1,009 for the six months ended June 30, 2007 and 2006, respectively.

•

Foreign currency exchange losses, net of tax, applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries amounted to $1,301 and $602 for the three months ended June 30, 2007 and 2006, respectively, and $2,640 and $337 for the six months ended June 30, 2007 and 2006, respectively.

•	Loss on early extinguishment of debt from continuing operations amounted to $160 and $4,479 for the three and six months ended June 30, 2007, respectively.

Debt Summary

(dollars in thousands)

Debt	Encumbered Hotels	Interest Rate	Spread over LIBOR	Loan Amount	Maturity Date (a)
Bank Credit Facility	N/A	6.12%	80 bp	$117,000	March 2012
CMBS Fixed Rate	3	5.43%	Fixed	200,250	July 2011
Fairmont Chicago	1	6.02%	70 bp	123,750	April 2012
Loews Santa Monica	1	5.95%	63 bp	118,250	March 2012
Ritz-Carlton Half Moon Bay	1	5.99%	67 bp	76,500	March 2012
InterContinental Chicago	1	5.63%	31 bp	121,000	October 2011
InterContinental Miami	1	6.05%	73 bp	90,000	October 2011
InterContinental Prague	1	5.37%	125 bp (b)	140,757	March 2012
Westin St. Francis	1	6.02%	70 bp	220,000	August 2011
Marriott London Grosvenor Square	1	7.02%	110 bp (c)	114,963	October 2013
Fairmont Scottsdale	1	5.88%	56 bp	180,000	September 2011
Exchangeable senior notes	N/A	3.50%	Fixed	179,145	April 2012

				$1,681,615

(a)	Includes extension options
(b)	Spread over EURIBOR
(c)	Spread over GBP LIBOR

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
April 2005	4.42%	$75,000	April 2010
April 2005	4.59%	$75,000	April 2012
June 2005	4.12%	$50,000	June 2012
June 2006	5.50%	$75,000	June 2013
August 2006	5.34%	$100,000	August 2011
August 2006	5.42%	$100,000	August 2013
September 2006	5.08%	$100,000	February 2011
September 2006	5.10%	$100,000	December 2010
September 2006	5.09%	$100,000	September 2009
March 2007	4.81%	$100,000	December 2009
March 2007	4.84%	$100,000	July 2012

	4.99%	$975,000

At June 30, 2007, future scheduled debt principal payments (including extension options) are as follows:

Years ended December 31,	Amounts (in thousands)
2007	$1,539
2008	3,209
2009	3,421
2010	7,750
2011	804,026
Thereafter	861,670

Total	$1,681,615

Percent of fixed rate debt including swaps	80.5%

Weighted average interest rate including swaps	5.46%

Portfolio Data

Portfolio at June 30, 2007

Hotel	Location	Number of Rooms	% of Total Rooms	% of QTD June 2007 Property EBITDA	QTD June 2007 Property EBITDA
United States:
Westin St. Francis	San Francisco, CA	1,195	12%	8%	$6,752
InterContinental Chicago (a)	Chicago, IL	792	8%	11%	8,756
Hyatt Regency Phoenix	Phoenix, AZ	696	7%	3%	2,417
Hotel del Coronado (b)	Coronado, CA	694	7%	7%	5,504
Fairmont Chicago	Chicago, IL	687	7%	7%	5,816
Fairmont Scottsdale Princess	Scottsdale, AZ	651	6%	9%	7,527
InterContinental Miami (a)	Miami, FL	641	6%	4%	3,309
Hyatt Regency La Jolla	La Jolla, CA	419	4%	3%	2,647
Ritz-Carlton Laguna Niguel	Dana Point, CA	396	4%	7%	5,875
Marriott Lincolnshire Resort	Lincolnshire, IL	389	4%	3%	2,113
Loews Santa Monica Beach Hotel	Santa Monica, CA	342	3%	5%	4,256
Ritz-Carlton Half Moon Bay	Half Moon Bay, CA	261	3%	4%	2,891
Four Seasons Washington, D.C.	Washington, D.C.	211	2%	6%	4,474

Total United States		7,374	73%	77%	62,337

Mexican:
Four Seasons Mexico City	Mexico City, Mexico	240	2%	2%	1,942
Four Seasons Punta Mita Resort	Punta Mita, Mexico	173	2%	7%	5,751

Total Mexican		413	4%	9%	7,693

European:
InterContinental Prague	Prague, Czech Republic	372	4%	8%	6,083
Marriott Hamburg (c)	Hamburg, Germany	277	3%	N/A	N/A
Marriott London Grosvenor Square	London, England	236	2%	6%	4,560
Paris Marriott Champs Elysees (c)	Paris, France	192	2%	N/A	N/A

Total European		1,077	11%	14%	10,643

Assets Under Redevelopment:
Hyatt Regency New Orleans (d)	New Orleans, LA	1,184	12%	N/A	N/A

Total Assets Under Redevelopment		1,184	12%	0%	N/A

		10,048	100%	100%	$80,673

(a)	On April 1, 2005, we purchased an 85% controlling interest in the joint ventures that own the InterContinental Chicago and Miami hotels. On May 9, 2007, we acquired our joint venture partner’s 15% interest in the InterContinental Chicago hotel. We consolidate these hotels for reporting purposes.
(b)	On January 9, 2006 we purchased a 45% interest in the joint venture that owns the Hotel del Coronado and account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in equity in earnings (losses) of joint ventures in our consolidated statements of operations. The percentage of Property EBITDA above has been calculated based on our 45% ownership.
(c)	We have leasehold interests in these properties and have not included them in the percentage of Property EBITDA calculation.
(d)	In August 2005, a hurricane caused substantial damage to the Hyatt Regency New Orleans property. The hurricane damage also caused significant interruption to the business and the hotel has ceased significant operations. The property is currently under redevelopment. For purposes of the analysis above, the number of rooms represents fully operational rooms prior to the hurricane.

Under Construction and Completed Capital Projects

Hotel	Project Description	Completed
Fairmont Chicago	Sushi bar	Q4 06
	Gold lounge	Q4 06
	Spa	In Construction

Fairmont Scottsdale Princess	Michael Mina restaurant	In Construction
	Gerber bar	In Construction
	Gold room renovation	In Construction

Four Seasons Mexico City	Guest room renovation	Q1 06

Four Seasons Punta Mita	Oasis room and river pool—addition of 23 rooms	Q2 07
	Fitness center expansion	Q1 07
	Coral suite—5 room addition	Q1 07
	Retail expansion and BOH upgrades	Q4 06
	Tamai pool	Q4 06
	Tamai garden	Q4 06
	Beachfront restaurant addition	Q4 06
	Arena suite—5 room addition	Q1 06

Hotel del Coronado	Beach Village—addition of 78 rooms	Q2 07
	Guest room renovation—311 rooms	Q2 07
	Restaurant renovation	Q2 07
	Spa & fitness center / beach club	Q1 07
	Retail reconfiguration / renovation	In Construction
	Wine room	In Construction

InterContinental Chicago	Starbucks	Q3 07
	Wine tasting room	Q4 06

InterContinental Miami	Starbucks	Q3 06
	Spa	In Construction

InterContinental Prague	Guest room renovation—27 rooms	Q2 07

Loews Santa Monica	Restaurant renovation	Q4 04

Ritz-Carlton Half Moon Bay	Outdoor patios	Q3 06
	Guestroom fireplaces	Q2 06
	Ocean terrace	Q2 06
	Wine tasting room	Q3 05
	Retail expansion	Q3 05
	Restaurant expansion	Q4 05

Ritz-Carlton Laguna Niguel	Suite conversion—addition of 3 rooms	Q2 07
	Suite renovation	Q2 07
	Wine tasting room addition	Q1 07

Seasonality by Geographic Region

Same store revenues have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (ii) exclusion of Hilton Burbank Airport and Convention Center and Marriott Rancho Las Palmas as their results of operations were reclassified to discontinued operations; (iii) exclusion of the unconsolidated Hotel del Coronado; and (iv) presentation of the hotels without regard to either ownership structure or leaseholds. Acquisition properties and the related dates of purchase are as follows: Westin St. Francis (June 1, 2006), Ritz-Carlton Laguna Niguel (July 7, 2006), Marriott London Grosvenor Square (August 31, 2006) and Fairmont Scottsdale Princess (September 1, 2006).

United States Hotels (as of June 30, 2007)

Acquisition property revenues—3 Properties and 2,242 Rooms

Same store property revenues—9 Properties and 4,438 Rooms

	Three Months Ended
	September 30, 2006	December 31, 2006	March 31, 2007	June 30, 2007	Total
Acquisition property revenues (a)	$61,116	$77,670	$80,936	$79,591	$299,313
Acquisition property revenues (b)	9,830	—	—	—	9,830
Same store property revenues	110,129	118,775	112,257	129,590	470,751

Total pro forma revenues	$181,075	$196,445	$193,193	$209,181	$779,894
Pro forma seasonality %	23.2%	25.2%	24.8%	26.8%	100.0%

Mexican Hotels (as of June 30, 2007)

Same store property revenues—2 Properties and 413 Rooms

	Three Months Ended
	September 30, 2006	December 31, 2006	March 31, 2007	June 30, 2007	Total
Same store property revenues	$12,233	$19,978	$23,760	$20,794	$76,765
Same store seasonality %	15.9%	26.0%	31.0%	27.1%	100.0%

North American Hotels (as of June 30, 2007)

Acquisition property revenues—3 Properties and 2,242 Rooms

Same store property revenues—11 Properties and 4,851 Rooms

	Three Months Ended
	September 30, 2006	December 31, 2006	March 31, 2007	June 30, 2007	Total
Acquisition property revenues (a)	$61,116	$77,670	$80,936	$79,591	$299,313
Acquisition property revenues (b)	9,830	—	—	—	9,830
Same store property revenues	122,362	138,753	136,017	150,384	547,516

Total pro forma revenues	$193,308	$216,423	$216,953	$229,975	$856,659
Pro forma seasonality %	22.6%	25.3%	25.3%	26.8%	100.0%

European Hotels (as of June 30, 2007)

Acquisition property revenues—1 Property and 236 Rooms

Same store property revenues—3 Properties and 841 Rooms

	Three Months Ended
	September 30, 2006	December 31, 2006	March 31, 2007	June 30, 2007	Total
Acquisition property revenues (a)	$3,705	$12,005	$9,458	$11,239	$36,407
Acquisition property revenues (b)	6,143	—	—	—	6,143
Same store property revenues	27,433	23,353	20,162	29,015	99,963

Total pro forma revenues	$37,281	$35,358	$29,620	$40,254	$142,513
Pro forma seasonality %	26.2%	24.8%	20.8%	28.2%	100.0%

(a)	Acquisition property revenues for our period of ownership
(b)	Acquisition property revenues prior to our period of ownership

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable period basis. Adjustments are the (i) exclusion of unconsolidated Hotel del Coronado, (ii) exclusion of Westin St. Francis, Ritz-Carlton Laguna Niguel, Marriott London Grosvenor Square and Fairmont Scottsdale Princess partial year results for the three and six months ended June 30, 2007 and 2006 and the additional exclusion of Four Seasons Washington, D.C. for the six months ended June 30, 2007 and 2006; (iii) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (iv) exclusion of Marriott Rancho Las Palmas and Hilton Burbank Airport and Convention Center as these properties results of operations were reclassified to discontinued operations; and (v) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of June 30, 2007)

9 Properties (three month period) and 8 Properties (six month period)

4,438 Rooms (three month period) and 4,227 Rooms (six month period)

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	Change		2007	2006	Change
Average Daily Rate	$233.15	$217.58	7.2%		$206.71	$195.48	5.7%
Average Occupancy	77.1%	77.1%	—	pts	75.7%	74.3%	1.4	pts
RevPAR	$179.72	$167.65	7.2%		$156.48	$145.26	7.7%
Total RevPAR	$323.05	$299.70	7.8%		$282.68	$263.11	7.4%
Property EBITDA Margin	28.3%	28.7%	(0.4	) pts	26.0%	26.8%	(0.8	) pts

Mexican Hotels (as of June 30, 2007)

2 Properties

413 Rooms

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	Change		2007	2006	Change
Average Daily Rate	$464.82	$426.20	9.1%		$509.70	$466.25	9.3%
Average Occupancy	70.0%	68.3%	1.7	pts	72.9%	71.3%	1.6	pts
RevPAR	$325.37	$291.20	11.7%		$371.73	$332.50	11.8%
Total RevPAR	$553.29	$494.87	11.8%		$615.54	$538.10	14.4%
Property EBITDA Margin	37.0%	38.6%	(1.6	) pts	39.1%	38.8%	0.3	pts

North American Same Store Hotels (as of June 30, 2007)

11 Properties (three month period) and 10 Properties (six month period)

4,851 Rooms (three month period) and 4,640 Rooms (six month period)

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	Change		2007	2006	Change
Average Daily Rate	$251.31	$232.57	8.1%		$232.18	$217.34	6.8%
Average Occupancy	76.5%	76.4%	0.1	pts	75.5%	74.1%	1.4	pts
RevPAR	$192.20	$177.57	8.2%		$175.20	$160.96	8.8%
Total RevPAR	$342.78	$315.36	8.7%		$311.63	$286.16	8.9%
Property EBITDA Margin	29.5%	29.9%	(0.4	) pts	28.3%	28.7%	(0.4	) pts

European Same Store Hotels (as of June 30, 2007)

3 Properties

841 Rooms

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	Change		2007	2006	Change
Average Daily Rate	$326.62	$282.78	15.5%		$287.52	$243.28	18.2%
Average Occupancy	84.5%	87.2%	(2.7	) pts	79.5%	81.9%	(2.4	) pts
RevPAR	$276.07	$246.67	11.9%		$228.51	$199.19	14.7%
Total RevPAR	$379.13	$337.31	12.4%		$323.06	$283.25	14.1%
Property EBITDA Margin	42.6%	41.0%	1.6	pts	38.5%	36.5%	2.0	pts

Selected Financial and Operating Information by Property (In Thousands, Except Operating Information)

The following tables present selected financial and operating information by property for the three and six months ended June 30, 2007 and 2006. Property EBITDA reflects property net operating income plus depreciation and amortization.

	Three Months Ended June 30,				Six Months Ended June 30,
UNITED STATES HOTELS:	2007	2006	Change		2007	2006	Change
FAIRMONT CHICAGO
Selected Financial Information:
Total revenues	$19,781	$18,496	6.9%		$32,777	$30,685	6.8%
Property EBITDA	$5,816	$5,211	11.6%		$6,413	$6,053	5.9%

Selected Operating Information:
Rooms	687	691	(4)		687	691	(4)
Average occupancy	78.7%	82.1%	(3.4	) pts	71.8%	72.3%	(0.5	) pts
ADR	$246.84	$218.35	13.1%		$215.06	$201.20	6.9%
RevPAR	$194.28	$179.20	8.4%		$154.49	$145.47	6.2%
Total RevPAR	$316.40	$294.14	7.6%		$263.98	$245.34	7.6%

FAIRMONT SCOTTSDALE PRINCESS
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$26,106	N/A	N/A		$57,684	N/A	N/A
Property EBITDA	$7,527	N/A	N/A		$19,244	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended June 30, 2006, average occupancy was 81.5%, ADR was $216.77, RevPAR was $176.56 and Total RevPAR was $411.64. For the six months ended June 30, 2006, average occupancy was 82.3%, ADR was $261.91, RevPAR was $215.47 and Total RevPAR was $481.21):

Rooms	651	N/A	N/A		651	N/A	N/A
Average occupancy	79.8%	N/A	N/A		79.4%	N/A	N/A
ADR	$232.22	N/A	N/A		$281.18	N/A	N/A
RevPAR	$185.37	N/A	N/A		$223.15	N/A	N/A
Total RevPAR	$440.68	N/A	N/A		$489.55	N/A	N/A

FOUR SEASONS WASHINGTON, D.C.
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$15,389	$14,415	6.8%		$27,049	N/A	N/A
Property EBITDA	$4,474	$4,001	11.8%		$5,949	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the six months ended June 30, 2006, average occupancy was 72.7%, ADR was $505.15, RevPAR was $367.22 and Total RevPAR was $648.87.):

Rooms	211	211	—		211	N/A	N/A
Average occupancy	79.4%	80.3%	(0.9	) pts	72.9%	N/A	N/A
ADR	$577.61	$539.59	7.0%		$549.13	N/A	N/A
RevPAR	$458.45	$433.23	5.8%		$400.55	N/A	N/A
Total RevPAR	$801.44	$750.76	6.8%		$708.26	N/A	N/A

HOTEL DEL CORONADO
Selected Financial Information (This table includes financial information only for our period of ownership. Amounts below are 100% of operations, of which SHR owns 45%.):
Total revenues	$34,076	$33,909	0.5%		$64,574	N/A	N/A
Property EBITDA	$12,230	$13,610	(10.1)%		$22,102	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the six months ended June, 2006, average occupancy was 80.0%, ADR was $320.73, RevPAR was $256.48 and Total RevPAR was $516.89.):

Rooms	694	679	15		694	N/A	N/A
Average occupancy	74.7%	80.9%	(6.2	) pts	73.8%	N/A	N/A
ADR	$349.41	$336.92	3.7%		$336.40	N/A	N/A
RevPAR	$260.87	$272.66	(4.3)%		$248.34	N/A	N/A
Total RevPAR	$549.61	$548.79	0.2%		$524.52	N/A	N/A

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	Change		2007	2006	Change
HYATT REGENCY LA JOLLA AT AVENTINE
Selected Financial Information:
Total revenues	$10,431	$10,044	3.9%		$22,043	$20,917	5.4%
Property EBITDA	$2,647	$2,471	7.1%		$5,887	$5,619	4.8%

Selected Operating Information:
Rooms	419	419	—		419	419	—
Average occupancy	81.0%	76.4%	4.6	pts	81.6%	77.4%	4.2	pts
ADR	$181.87	$179.66	1.2%		$187.98	$182.45	3.0%
RevPAR	$147.36	$137.25	7.4%		$153.36	$141.21	8.6%
Total RevPAR	$273.58	$263.41	3.9%		$290.65	$275.80	5.4%

HYATT REGENCY PHOENIX
Selected Financial Information:
Total revenues	$9,959	$10,086	(1.3)%		$23,357	$22,244	5.0%
Property EBITDA	$2,417	$2,708	(10.7)%		$7,756	$7,482	3.7%

Selected Operating Information:
Rooms	696	696	—		696	696	—
Average occupancy	68.9%	71.2%	(2.3	) pts	77.4%	76.5%	0.9	pts
ADR	$127.77	$134.70	(5.1)%		$147.00	$143.54	2.4%
RevPAR	$88.09	$95.97	(8.2)%		$113.76	$109.83	3.6%
Total RevPAR	$157.24	$159.24	(1.3)%		$185.41	$176.57	5.0%

INTERCONTINENTAL CHICAGO
Selected Financial Information:
Total revenues	$23,069	$20,037	15.1%		$36,611	$31,942	14.6%
Property EBITDA	$8,756	$8,053	8.7%		$10,637	$9,796	8.6%

Selected Operating Information :
Rooms	792	792	—		792	792	—
Average occupancy	86.2%	88.3%	(2.1	) pts	77.8%	75.3%	2.5	pts
ADR	$236.69	$209.97	12.7%		$205.03	$192.88	6.3%
RevPAR	$204.11	$185.36	10.1%		$159.43	$145.32	9.7%
Total RevPAR	$320.08	$278.01	15.1%		$255.39	$222.82	14.6%

INTERCONTINENTAL MIAMI
Selected Financial Information:
Total revenues	$13,322	$11,783	13.1%		$31,605	$28,409	11.2%
Property EBITDA	$3,309	$3,115	6.2%		$11,141	$9,930	12.2%

Selected Operating Information:
Rooms	641	641	—		641	641	—
Average occupancy	71.7%	67.8%	3.9	pts	77.4%	76.0%	1.4	pts
ADR	$184.65	$168.84	9.4%		$211.90	$189.91	11.6%
RevPAR	$132.43	$114.45	15.7%		$163.95	$144.30	13.6%
Total RevPAR	$228.39	$202.00	13.1%		$272.41	$244.86	11.3%

LOEWS SANTA MONICA BEACH HOTEL
Selected Financial Information:
Total revenues	$12,534	$11,735	6.8%		$23,850	$22,868	4.3%
Property EBITDA	$4,256	$3,753	13.4%		$7,619	$7,226	5.4%

Selected Operating Information:
Rooms	342	342	—		342	342	—
Average occupancy	88.4%	87.9%	0.5	pts	87.4%	86.4%	1.0	pts
ADR	$301.33	$278.16	8.3%		$291.81	$273.49	6.7%
RevPAR	$266.26	$244.45	8.9%		$255.00	$236.38	7.9%
Total RevPAR	$402.73	$377.07	6.8%		$385.29	$369.42	4.3%

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	2006	Change		2007	2006	Change
MARRIOTT LINCOLNSHIRE RESORT
Selected Financial Information:
Total revenues	$10,195	$9,366	8.9%		$18,381	$17,334	6.0%
Property EBITDA	$2,113	$1,817	16.3%		$2,903	$2,807	3.4%

Selected Operating Information:
Rooms	389	389	—		389	389	—
Average occupancy	68.0%	63.6%	4.4	pts	62.5%	58.2%	4.3	pts
ADR	$139.15	$135.65	2.6%		$133.60	$133.50	0.1%
RevPAR	$94.63	$86.33	9.6%		$83.48	$77.68	7.5%
Total RevPAR	$311.99	$286.63	8.8%		$281.26	$265.25	6.0%

RITZ-CARLTON HALF MOON BAY
Selected Financial Information:
Total revenues	$14,910	$14,367	3.8%		$26,172	$25,759	1.6%
Property EBITDA	$2,891	$3,374	(14.3)%		$3,511	$4,787	(26.7)%

Selected Operating Information:
Rooms	261	261	—		261	261	—
Average occupancy	69.5%	70.6%	(1.1	) pts	64.5%	68.0%	(3.5	) pts
ADR	$371.57	$354.77	4.7%		$349.21	$326.61	6.9%
RevPAR	$258.26	$250.49	3.1%		$225.17	$221.98	1.4%
Total RevPAR	$627.77	$604.88	3.8%		$554.01	$545.28	1.6%

RITZ-CARLTON LAGUNA NIGUEL
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$20,310	N/A	N/A		$37,911	N/A	N/A
Property EBITDA	$5,875	N/A	N/A		$9,265	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended June 30, 2006, average occupancy was 65.3%, ADR was $384.54, RevPAR was $251.13 and Total RevPAR was $538.01. For the six months ended June 30, 2006, average occupancy was 66.6%, ADR was $358.64, RevPAR was $238.78 and Total RevPAR was $501.43.):

Rooms	396	N/A	N/A		396	N/A	N/A
Average occupancy	63.4%	N/A	N/A		64.4%	N/A	N/A
ADR	$395.48	N/A	N/A		$368.25	N/A	N/A
RevPAR	$250.76	N/A	N/A		$237.33	N/A	N/A
Total RevPAR	$565.01	N/A	N/A		$531.60	N/A	N/A

WESTIN ST. FRANCIS
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$33,175	N/A	N/A		$64,931	N/A	N/A
Property EBITDA	$6,752	N/A	N/A		$12,237	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended June 30, 2006, average occupancy was 81.4%, ADR was $199.96, RevPAR was $162.67 and Total RevPAR was $308.55. For the six months ended June 30, 2006, average occupancy was 76.2%, ADR was $199.33, RevPAR was $151.87 and Total RevPAR was $292.54.):

Rooms	1,195	N/A	N/A		1,195	N/A	N/A
Average occupancy	80.5%	N/A	N/A		76.0%	N/A	N/A
ADR	$206.41	N/A	N/A		$209.82	N/A	N/A
RevPAR	$166.25	N/A	N/A		$159.56	N/A	N/A
Total RevPAR	$305.07	N/A	N/A		$300.19	N/A	N/A

	Three Months Ended June 30,				Six Months Ended June 30,
MEXICAN HOTELS:	2007	2006	Change		2007	2006	Change
FOUR SEASONS MEXICO CITY
Selected Financial Information:
Total revenues	$6,911	$5,736	20.5%		$13,689	$11,805	16.0%
Property EBITDA	$1,942	$1,426	36.2%		$3,746	$2,893	29.5%

Selected Operating Information:
Rooms	240	240	—		240	240	—
Average occupancy	67.2%	61.8%	5.4	pts	68.4%	64.0%	4.4	pts
ADR	$263.68	$240.33	9.7%		$261.24	$241.27	8.3%
RevPAR	$177.32	$148.50	19.4%		$178.71	$154.41	15.7%
Total RevPAR	$316.44	$262.65	20.5%		$315.13	$271.76	16.0%

FOUR SEASONS PUNTA MITA RESORT
Selected Financial Information:
Total revenues	$13,883	$11,602	19.7%		$30,865	$25,652	20.3%
Property EBITDA	$5,751	$5,267	9.2%		$13,656	$11,650	17.2%

Selected Operating Information:
Rooms	173	145	28		173	145	28
Average occupancy	73.8%	79.1%	(5.3	) pts	79.7%	83.5%	(3.8	) pts
ADR	$719.01	$666.38	7.9%		$829.67	$752.63	10.2%
RevPAR	$530.75	$527.40	0.6%		$661.43	$628.10	5.3%
Total RevPAR	$881.86	$879.25	0.3%		$1,066.42	$980.21	8.8%

	Three Months Ended June 30,				Six Months Ended June 30,
EUROPEAN HOTELS:	2007	2006	Change		2007	2006	Change
INTERCONTINENTAL PRAGUE
Selected Financial Information (Amounts below are 100% of operations, of which SHR owned 35% prior to August 3, 2006):
Total revenues	$12,265	$10,859	12.9%		$19,373	$17,151	13.0%
Property EBITDA	$6,083	$5,427	12.1%		$8,325	$7,220	15.3%

Selected Operating Information:
Rooms	372	372	—		372	372	—
Average Occupancy	79.8%	85.1%	(5.3	) pts	72.5%	79.2%	(6.7	) pts
ADR	$294.98	$253.24	16.5%		$246.56	$204.85	20.4%
RevPAR	$235.50	$215.60	9.2%		$178.68	$162.29	10.1%
Total RevPAR	$362.31	$320.77	13.0%		$287.72	$254.73	13.0%
MARRIOTT HAMBURG
Selected Financial Information:
Total revenues	$5,747	$5,660	1.5%		$10,791	$10,341	4.4%
Property EBITDA	$1,445	$1,330	8.6%		$2,789	$2,566	8.7%

Selected Operating Information:
Rooms	277	277	—		277	277	—
Average occupancy	85.6%	87.3%	(1.7	) pts	83.6%	84.2%	(0.6	) pts
ADR	$193.98	$189.06	2.6%		$178.83	$169.41	5.6%
RevPAR	$166.04	$164.99	0.6%		$149.53	$142.57	4.9%
Total RevPAR	$228.00	$224.56	1.5%		$215.22	$206.26	4.3%
MARRIOTT LONDON GROSVENOR SQUARE
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$11,239	N/A	N/A		$20,697	N/A	N/A
Property EBITDA	$4,560	N/A	N/A		$7,614	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended June 30, 2006, average occupancy was 83.2%, ADR was $335.13, RevPAR was $278.78 and Total RevPAR was $422.89. For the six months ended June 30, 2006, average occupancy was 76.5%, ADR was $326.12, RevPAR was $249.58 and Total RevPAR was $379.76.):

Rooms	236	N/A	N/A		236	N/A	N/A
Average occupancy	83.2%	N/A	N/A		81.2%	N/A	N/A
ADR	$414.12	N/A	N/A		$390.34	N/A	N/A
RevPAR	$344.39	N/A	N/A		$316.88	N/A	N/A
Total RevPAR	$523.33	N/A	N/A		$484.52	N/A	N/A
PARIS MARRIOTT CHAMPS ELYSEES
Selected Financial Information:
Total revenues	$11,003	$9,295	18.4%		$19,013	$15,624	21.7%
Property EBITDA	$4,836	$3,829	26.3%		$7,841	$5,933	32.2%

Selected Operating Information:
Rooms	192	192	—		192	192	—
Average occupancy	92.1%	91.2%	0.9	pts	87.1%	83.7%	3.4	pts
ADR	$557.75	$465.51	19.8%		$504.15	$420.90	19.8%
RevPAR	$513.41	$424.72	20.9%		$439.00	$352.35	24.6%
Total RevPAR	$629.75	$532.00	18.4%		$547.12	$449.58	21.7%

Reconciliation of Property EBITDA to EBITDA

(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2007		2006		2007		2006
Hotel	Property EBITDA	EBITDA	Property EBITDA	EBITDA	Property EBITDA	EBITDA	Property EBITDA	EBITDA
Fairmont Chicago	$5,816	$5,816	$5,211	$5,211	$6,413	$6,413	$6,053	$6,053
Fairmont Scottsdale Princess (a)	7,527	7,527	—	—	19,244	19,244	—	—
Four Seasons Washington, D.C. (a)	4,474	4,474	4,001	4,001	5,949	5,949	—	5,314
Hotel del Coronado (b)	12,230	—	13,610	—	22,102	—	—	—
Hyatt Regency La Jolla at Aventine	2,647	2,647	2,471	2,471	5,887	5,887	5,619	5,619
Hyatt Regency Phoenix	2,417	2,417	2,708	2,708	7,756	7,756	7,482	7,482
InterContinental Chicago	8,756	8,756	8,053	8,053	10,637	10,637	9,796	9,796
InterContinental Miami	3,309	3,309	3,115	3,115	11,141	11,141	9,930	9,930
Loews Santa Monica Beach Hotel	4,256	4,256	3,753	3,753	7,619	7,619	7,226	7,226
Marriott Lincolnshire Resort	2,113	2,113	1,817	1,817	2,903	2,903	2,807	2,807
Ritz-Carlton Half Moon Bay	2,891	2,891	3,374	3,374	3,511	3,511	4,787	4,787
Ritz-Carlton Laguna Niguel (a)	5,875	5,875	—	—	9,265	9,265	—	—
Westin St. Francis (a)	6,752	6,752	—	2,617	12,237	12,237	—	2,617
Hyatt Regency New Orleans	—	(256)	—	(1,114)	—	(524)	—	(1,483)
Four Seasons Mexico City	1,942	1,942	1,426	1,426	3,746	3,746	2,893	2,893
Four Seasons Punta Mita Resort	5,751	5,751	5,267	5,267	13,656	13,656	11,650	11,650
InterContinental Prague (c)	6,083	6,083	5,427	—	8,325	8,325	7,220	—
Marriott Hamburg (d)	1,445	193	1,330	(9)	2,789	211	2,566	17
Marriott London Grosvenor Square (a)	4,560	4,560	—	—	7,614	7,614	—	—
Paris Marriott Champs Elysees (d)	4,836	1,615	3,829	335	7,841	2,340	5,933	802

	$93,680	$76,721	$65,392	$43,025	$168,635	$137,930	$83,962	$75,510

Adjustments:
Corporate expenses		$(8,062)		$(6,916)		$(15,179)		$(12,589)
Interest income		873		1,267		1,800		2,421
Loss on early extinguishment of debt		(160)		—		(4,479)		—
Equity in earnings (losses) of joint ventures		4,556		672		1,673		(947)
Foreign currency exchange (loss) gain		(2,015)		27		(3,670)		(28)
Other (expenses) income, net		(60)		1,037		(217)		2,706
Income (loss) from discontinued operations (excluding minority interest)		158		2,680		290		(960)
Depreciation and amortization—discontinued operations		—		893		—		2,535
Interest expense—discontinued operations		—		638		—		1,300
Income taxes—discontinued operations		—		200		—		(3,700)
Minority interest in consolidated affiliates		(181)		(593)		(603)		(789)
Adjustments from consolidated affiliates		(632)		(1,089)		(1,660)		(2,170)
Adjustments from unconsolidated affiliates		7,096		7,306		14,175		13,864
Other adjustments		(20)		(197)		(20)		(199)

EBITDA		$78,274		$48,950		$130,040		$76,954

(a)	We have included the results of hotels acquired in Property EBITDA above for our period of ownership.
(b)	On January 9, 2006 we closed the acquisition of a 45% joint venture ownership interest in SHC KSL Partners, LP, the existing owner of the Hotel del Coronado in Coronado, California. We account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in equity in earnings of joint ventures in our consolidated statements of operations. We have included the results of this hotel in Property EBITDA above for our period of ownership.
(c)	On August 3, 2006, we purchased our joint venture partner’s 65% interest in the entity that owns the InterContinental Prague. Prior to August 3, 2006 our equity in earnings of the hotel joint venture is included in equity in earnings of joint ventures in our consolidated statements of operations.
(d)	We have leasehold interests in these properties. Therefore, EBITDA represents the lease revenue less the lease expense recorded in our statements. Property EBITDA represents the revenue less expenses generated by the property.

Reconciliation of Property EBITDA to Comparable EBITDA

(in thousands)

	Three Months Ended June 30, 2007			Six Months Ended June 30, 2007
	Property EBITDA	Adjustments	Comparable EBITDA	Property EBITDA	Adjustments	Comparable EBITDA
Meetings & Business Hotels:
Fairmont Chicago	$5,816	$—	$5,816	$6,413	$—	$6,413
Fairmont Scottsdale Princess	7,527	—	7,527	19,244	—	19,244
Four Seasons Mexico City	1,942	—	1,942	3,746	—	3,746
Four Seasons Washington, D.C.	4,474	—	4,474	5,949	—	5,949
Hyatt Regency La Jolla at Aventine	2,647	—	2,647	5,887	—	5,887
InterContinental Chicago	8,756	(208)	8,548	10,637	(821)	9,816
InterContinental Miami	3,309	(424)	2,885	11,141	(839)	10,302
Westin St. Francis	6,752	—	6,752	12,237	—	12,237

Total Meetings & Business Hotels	41,223	(632)	40,591	75,254	(1,660)	73,594

Ocean Front Resorts:
Four Seasons Punta Mita Resort	5,751	—	5,751	13,656	—	13,656
Hotel del Coronado	12,230	(6,753)	5,477	22,102	(12,233)	9,869
Loews Santa Monica Beach Hotel	4,256	—	4,256	7,619	—	7,619
Ritz-Carlton Half Moon Bay	2,891	—	2,891	3,511	—	3,511
Ritz-Carlton Laguna Niguel	5,875	—	5,875	9,265	—	9,265

Total Ocean Front Resorts	31,003	(6,753)	24,250	56,153	(12,233)	43,920

European Hotels:
InterContinental Prague	6,083	—	6,083	8,325	—	8,325
Marriott Hamburg	1,445	(1,301)	144	2,789	(2,659)	130
Marriott London Grosvenor Square	4,560	—	4,560	7,614	—	7,614
Paris Marriott Champs Elysees	4,836	(4,356)	480	7,841	(7,741)	100

Total European Hotels	16,924	(5,657)	11,267	26,569	(10,400)	16,169

Non-Core Assets:
Hyatt Regency New Orleans	—	(256)	(256)	—	(524)	(524)
Hyatt Regency Phoenix	2,417	—	2,417	7,756	—	7,756
Marriott Lincolnshire Resort	2,113	—	2,113	2,903	—	2,903

Total Non-Core Assets	4,530	(256)	4,274	10,659	(524)	10,135

	$93,680	$(13,298)	$80,382	$168,635	$(24,817)	$143,818

	Percent of QTD Comparable EBITDA	Percent of YTD Comparable EBITDA
Meetings & Business Hotels	51%	51%
Ocean Front Resorts	30%	31%
European Hotels	14%	11%
Non-Core Assets	5%	7%

Total	100%	100%